Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Event Date/Time: Jun. 18. 2007 / 10:00AM ET

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FINAL TRANSCRIPT
Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
CORPORATE PARTICIPANTS
Alan Cohen
The Finish Line — Chairman, CEO
Hal Pennington
Genesco — Chairman, CEO
Kevin Wampler
The Finish Line — CFO
CONFERENCE CALL PARTICIPANTS
John Shanley
Susquehanna Financial Group — Analyst
Scott Krasik
CL King — Analyst
Virginia Genereux
Merrill Lynch — Analyst
Margaret Mager
Goldman Sachs — Analyst
Robert Samuels
JPMorgan — Analyst
Jeff Van Sinderen
B. Riley — Analyst
Bernard Sosnick
Oppenheimer — Analyst
John Zolidis
Buckingham Research — Analyst
PRESENTATION
Operator
Good morning, ladies and gentlemen. Thank you for standing by. Welcome to today’s conference call to discuss the Finish Line’s acquisition of Genesco. With us today we have Alan Cohen, Chairman and Chief Executive Officer of the Finish Line, and Hal Pennington, Chairman and Chief Executive Officer of Genesco.
At this time all participants are in a listen-only mode. Later we will conduct a question and answer session. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded. After we begin, I would like to remind everyone that certain information on this call may contain forward-looking statements. For a detailed description of this information please refer to slide 2 of the presentation, which can be found on Finish Line and Genesco’s websites. It will also be filed with the Securities & Exchange Commission.
I would now like to turn the call over to Mr. Cohen, please go ahead, sir.
Alan Cohen - The Finish Line — Chairman, CEO
Thank you operator. Welcome, ladies and gentlemen, and good morning, and thank you for joining us to discuss Finish Line’s acquisition of Genesco. I assume you have all seen the press release we issued this morning, and if you haven’t already done

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FINAL TRANSCRIPT
Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
so, you may access this morning’s presentation by going to the Company’s website at www.finishline.com or www.genesco.com. Before we get started, I would like to note that in addition to Hal, Kevin Wampler, The Finish Line’s Chief Financial Officer, and Bob Dennis, Genesco’s President and Chief Operating Officer, are also with me today.
Turning now to slide 4, today’s announcement represents a major strategic milestone for our company, and one that we believe will bring exciting opportunities to all of our shareholders and employees. With Genesco we will significantly increase our scale across multiple footwear and apparel categories. This increased scale and diversification will enable us to reach a broader consumer base and achieve cost savings and operational efficiencies. We will also maintain a strong financial profile following the close.
Before we get into the details, I would like to introduce Hal Pennington, Genesco’s Chairman and Chief Executive Officer to say a few words. Hal.
Hal Pennington - Genesco — Chairman, CEO
Thank you, Alan, and good morning to everyone. This is also an exciting day for Genesco, and I am pleased to be here with Alan. As you know, we announced the review of strategic alternatives for our business at the end of may. Our Board of Directors authorized the Genesco management team to explore all of our options with a view to maximizing value for our shareholders and those options included a possible sale of the company. Together with our legal and financial advisors, we reviewed the various alternatives reasonably available to the Company, and we’re pleased with the decision to merge with The Finish Line. We believe this transaction is in the best interests of our shareholders. Genesco and The Finish Line are a very complementary fit, and we believe that together we will be able to leverage our combined scale and talents to enhance our competitiveness today and in the long-term. Our two companies are also a great cultural fit, and that was a very important factor for both sides.
I am impressed with what I have learned of The Finish Line’s values and their entrepreneurial approach to business, which is very similar to to that of Genesco. At Genesco we promote a strong team culture and encourage a spirit of creativity and collaboration, and I am confident that philosophy will continue at the new combined company. As you know, Alan will be the new CEO of the combined company, and I am looking forward to working with him and his talented team to make this transaction a success. With that, I will hand it back to Alan, and he will take you through the strategic rationale for the transaction in more detail.
Alan Cohen - The Finish Line — Chairman, CEO
Thank you, Hal. Now turning to slide 5, this is a value enhancing transaction for both company’s shareholders. Under the agreement, we will acquire all of the outstanding common shares of Genesco for $54.50 per share in cash. This represents a premium of 37.7% over the three-month average closing stock price of Genesco’s undisturbed stock price.
The total transaction is valued at approximately $1.5 billion. We expect the transaction to be accretive to net income in the first full year after closing before consideration of the incremental amortization resulting from the transaction. It will be funded through a combination of cash and committed financing which I will discuss in further detail shortly. As you can see, this is a straight forward transaction that can be completed quickly. We expect to close in fall of 2007 following HSR approval and approval from Genesco’s shareholders.
Looking now at slide 6, both The Finish Line and Genesco have a proud and accomplished history, and joining these two great companies will create one that is truly exceptional. As many of you know, The Finish Line already has a strong presence in athletics with our 694 Finish Line stores around the country. We also have Man Alive which offers clothing, footwear and accessories for men and women, and finally, there is Paiva, which is our newest concept for women’s fitness apparel. With Genesco, we will also have strong market positions in new and growing retail categories including in footwear, sport casual, lifestyle, brown shoe, and also headwear. For example, upon close, we will have more than 884 Journeys stores through its three

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FINAL TRANSCRIPT
Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
retail banners. Journeys offers the most trend-relevant footwear and accessories for young adults as well as kids through Journeys Kidz. Genesco’s Hat World is also a growth opportunity for us. Hat World includes seven different retail concepts, and is the leading mall-based retailer of the latest teen and fashion head wear.
In addition, we will gain an immediate presence in the growing brand and licensed wholesale business with Johnston and Murphy. Genesco also has a leading urban concept with Underground Station. As a result of the combined companies, multiple retail concepts and more extensive product offerings across footwear and apparel categories, The Finish Line will be able to satisfy a wider spectrum of consumers and their needs. In short, with this combination, we are better positioned to drive strong returns and value creation in today’s competitive retail environment. As you can see on slide 7, in addition to diversification we will also benefit from significantly increased scale with $2.8 billion in pro forma revenues and 2,870 retail stores throughout the United States, Canada and Puerto Rico. With this transaction — while this transaction is about growth, not cost savings, this scale does provide us with some opportunities for increased efficiencies.
Turning to slide 8, we expect the transaction to general rate approximately 15 to $20 million in annual cost savings beginning in the first full year of operations. The savings will largely come from shared administrative services, increased scale and purchasing, marketing and advertising, and sourcing and logistics efficiencies. While it is not in our numbers, we also see some revenue upside opportunities resulting from merchandising efficiencies. For example, while we currently offer a selection of head wear in Finish Line, we will now have access to a much broader array via Hat World to enhance our store offerings.
Slide 9 reviews the financing. In particular, the transaction will be funded through up to $1.6 billion in financing in the form of a revolving credit facility, senior secured term loan, and a senior bridge facility as well as $11 million in cash on hand. At close we expect our debt to EBITDA ratio to be in the mid-five times area. Both companies benefit from strong operating cash flows. We remain confident that our strong free cash flow from operations operations following the transaction will allow us to reduce our net debt and fully fund our growth initiatives.
In closing, this transaction is a positive step forward for our company as well as our shareholders, business partners and employees. Together with Genesco we will have strong market positions across multiple footwear and apparel categories, well-defined, complementary retail concepts, a presence in new and growing categories, increased product and geographic diversification, and we will significantly broaden and deepen our vendor relations. We believe this is a winning combination and look forward to realizing the growth and value creation opportunities ahead. We will now be pleased to take your questions.
QUESTIONS AND ANSWERS
Operator
Thank you. (OPERATOR INSTRUCTIONS). Your first question is coming from John Shanley with Susquehanna.
John Shanley - Susquehanna Financial Group — Analyst
Thank you very much and congratulations on what seems to be an exciting transaction for both companies. Alan, can you give us some further color on the financing of the transaction, specifically the interest terms and what the Company’s debt to equity ratio is likely to be going forward?
Alan Cohen - The Finish Line — Chairman, CEO
John, thank you very much. As I said, we have a — we have a debt to EBITDA ratio in the five times area which we feel very comfortable with, and we know that the combined companies will generate strong cash flow, and this will allow to us fully fund all of our growth initiatives and also at the same time reduce our debt.

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Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
John Shanley - Susquehanna Financial Group — Analyst
Well, can you give us an idea of what the interest payments are likely to be and in terms of percentage for the transaction at least initially.
Alan Cohen - The Finish Line — Chairman, CEO
Well, we’re not prepared it at this point in time to talk specific on terms but once we begin to market the deal, that information will be available.
John Shanley - Susquehanna Financial Group — Analyst
Okay. Fair enough. In terms of the synergies that you spoke about, the 15 to $20 million, will this include the possibility of combining some of the various operations such as Underground Station with Man Alive or She by Journeys with Paiva?
Alan Cohen - The Finish Line — Chairman, CEO
No. We have not factored anything that might be there into the numbers we’re talking about right now. I would agree there is certainly some very interesting things to be discussed and had looked into.
John Shanley - Susquehanna Financial Group — Analyst
Okay. Will this announced acquisition have any impact on the previously announced plans for either The Finish Line or Genesco in terms of new store openings? I think you’ve indicated that you’re planning on opening 20 or 25 Finish Line stores and some additional Pavia and some Man Alive stores and Genesco has indicated they’re taking an aggressive look at expanding the various formats of Journeys as well as the Hat World operation.
Alan Cohen - The Finish Line — Chairman, CEO
The plans that have been talked about are still in place, and this shouldn’t affect those plans. We’re looking at between 45 and 50 new Finish Line — not new Finish Line but Finish Line stores with all of our concepts this year, and Genesco is looking at between 240 and 260 new stores, the majority certainly would be in the Journeys group and the Hat World group.
John Shanley - Susquehanna Financial Group — Analyst
The last question I have is would consideration be given to possibly spinning off or selling some of the components of either Finish Line or Genesco to reduce some of the heavy debt load that the Company is going to be taking on?
Alan Cohen - The Finish Line — Chairman, CEO
Well, we feel very comfortable with the debt load, and our financing package, and we just haven’t gotten to that point yet where we’re having those kinds of thoughts or conversations.
John Shanley - Susquehanna Financial Group — Analyst
Fair enough. Again, congratulations and best of luck with the new transaction.

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FINAL TRANSCRIPT
Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
Alan Cohen - The Finish Line — Chairman, CEO
Thank you, John.
Operator
Thank you. Your next question is coming from Scott Krasik with C.L. King.
Scott Krasik - CL King — Analyst
Thanks. Let me add my congratulations. Talk about how the store experience at Finish Line might change because of the impact from Journeys or do you still expect to maintain the same sort of strategy?
Alan Cohen - The Finish Line — Chairman, CEO
Well, there really isn’t anything that I would consider — there is really no negative cross-over as far as all the different concept that is exist with Finish Line and that fit with Genesco. That’s one of the things that’s so attractive about this is they all seem to work so well together. As you know, Finish Line is an athletic performance-based retailer. Our heritage is performance, and our heritage will stay performance. We are definitely committed to performance athletics, and if anything, maybe this can sharpen our direction or sharpen our point to performance because obviously there is nobody better out there dealing with the trends and the fashion end of footwear and accessory business to this particular consumer as Journeys. Journeys really does about as good a job as anybody.
What we do see is — we’re beginning to talk about these things. We can really see some interesting revenue synergies that can begin to exist between the Companies and between the different banners. Again, a good example is the one I talked about with Finish Line with our headwear program and obviously Hat World’s expertise. These are the kinds of things that just about every single one of the different banners, if you look across from company to company, we think there is going to be opportunities to make all of the banners better in one-way or another, and that is truly one of the exciting things that we can’t wait to further explore. We do think that those are the kinds of benefits that will be out there.
Scott Krasik - CL King — Analyst
Talk about your direct business. I think Journeys has a little more of a built-out internet fulfillment structure than Finish Line right now. Will you combine those?
Alan Cohen - The Finish Line — Chairman, CEO
Well, we’re not talking at this point in time about combining everything. Everybody really the point right now is to make certain and do everything we possibly can to keep both companies growing as aggressively and profitably as they possibly can. Certainly as time goes on, we’ll look at in a judicious manner at synergies that may exist or best practices, things like that that can make all the Companies better, and also maybe do some cost savings.
Scott Krasik - CL King — Analyst
I guess just lastly, how long do you think it would take before you could utilize some of Genesco’s ability to source exclusive product, private label product to put into your stores?

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Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
Alan Cohen - The Finish Line — Chairman, CEO
Well, I think certainly after the close that’s something that can happen relatively quickly, and those are the kinds of things we really want to focus on. We want to focus on growth and revenue building. That’s what the story is really here.
Scott Krasik - CL King — Analyst
Congratulations.
Alan Cohen - The Finish Line — Chairman, CEO
Thank you.
Operator
Thank you. Your next question is coming from Virginia Genereux with Merrill Lynch.
Virginia Genereux - Merrill Lynch — Analyst
Congratulations, Alan, it is nice to hear you on a call. Let me ask you about the cash flow because I don’t think either company was cash flow positive in the last fiscal year, and I think that Genesco guys have said they’re going to spend 80 or $90 million in CapEx this year, so, Alan, on the Finish Line side and, Kevin, I think the inventory sort of drawdown should put you guys in a decent — I have close to $40 million in cash flow this year, but could you talk about Genesco and is there some point at which you have to trim the CapEx to a little bit to be more cash general active and therefore the door growth?
Kevin Wampler - The Finish Line — CFO
Virginia, this is Kevin. Obviously I think what this transaction affords us is to look at all the banners that we’ll have, and grow them as we see fit where the opportunities lie. I don’t think this transaction will stop us from growing the Genesco brands. I think there is based upon our analysis cash flow will be there to fund the CapEx and fund the new stores, and as we’ve stated on a pro forma basis, we believe our debt to EBITDA ratio will be in the mid5s which we think is very manageable on an ongoing basis, so we don’t see this as an issue.
Virginia Genereux - Merrill Lynch — Analyst
Kevin, I don’t mean to suggest it was an issue, but your 5.5 times pro forma or leverage in ball presumes — can you tell me what type of combined cash flow for this year, what type of pro forma calendar ‘07 cash flow? Is it 100 million?
Kevin Wampler - The Finish Line — CFO
We’re not prepared to go into the details of that at this time, Virginia, but there will be more details forth coming as we go down the road.

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Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
Virginia Genereux - Merrill Lynch — Analyst
Okay. And, Alan, let me ask you, what are your current thoughts these days on the size of The Finish Line stores? I think the average box is still 5800 or 5500 square feet. I know you’re opening smaller doors of late, but are you — what are your thoughts about the right size for the Finish Line formats and whether you could repurpose any of those locations with Genesco?
Alan Cohen - The Finish Line — Chairman, CEO
Well, your assumptions are correct as far as the average size, and also over the last year or so the stores have been averaging more between 4,000 and 4,500 square feet, and really going forward we’re looking at even smaller stores. What I have realized and this is a good lesson that our friends at Genesco have taught me maybe through the due diligence process is it is very important to get higher per square foot sales performances out of our stores, and I think they have done a magnificent job of doing that with the size of their stores and the amount of product they’re still able to show and the kinds of per square foot performance they’re able to get. I think that certainly is causing us to reevaluate the stores of our — the size of our stores going forward. Certainly something that we want to look at. As far as the interchangeability that might exist between our stores and any of the Genesco concepts, it is a little premature. We really haven’t had a good chance to look down to those kind of specifics, but certainly it is something we’ll look at.
Virginia Genereux - Merrill Lynch — Analyst
Okay. Thanks so much. I will get back in.
Alan Cohen - The Finish Line — Chairman, CEO
Thank you, Virginia.
Operator
Thank you. Your next question is coming from Margaret Mager.
Margaret Mager - Goldman Sachs — Analyst
Good morning. I am just wondering, Alan, why is now the right time for Finish Line to make a move like this and double the size of your company, number one. Number two, are there any departures that are expected at the Genesco management team and if you could talk about any provisions to make sure that key operating management does not leave Genesco, and thirdly, you talked about getting 15 to 20 million of synergies from purchasing, advertising and marketing and other things, but could you talk about the purchasing and the advertising and marketing specifically how — what is the thought process behind that statement? Is it largely on the purchasing side in the hats business because it does does not seem like there is a ton of overlap in the product side on footwear, and then in marketing and advertising, given that you have so many different banners, it would seem that there is not a lot to do there either, so if you could just explain those two buckets, that would be very helpful. Thanks so much.
Alan Cohen - The Finish Line — Chairman, CEO
Okay. All right, Margaret. Why now? It is a situation where we really have had our eye on Genesco for a long, long, long time, more maybe because of — we always admired the way they ran their business and the way they did things in their stores. We’ve been big admirers of their operations and how good they’ve been at being so trend relevant, and that’s very, very important.

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Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
This is certainly a transforming event for our company, and I think it is necessary. I think this is the right time to do it. They bring a lot of things to The Finish Line, a lot of things that I talked about in the prepared statement as far as the increased scale, maybe is just as important if not more important is the new growth opportunities. They have so many banners that are so successful that still have a lot of growth available, and I think that’s really critically important, and to actually have a couple of new banners, relatively new banners, She by Journeys and Lids Kids are really exciting, and I think have a lot of growth potential. When we look at these things and combine their banners with our banners, we truly think that it strengthens our position and strengthens our competitive posture in the mall and in retail in a lot of categories and it will make us more relevant to consumers so we that can meet more consumer needs. That has a lot to do with it. Those are the business things. It is a great business fit here.
Also and maybe just as important as Hal alluded to, we really feel there is a great cultural fit. The Companies have a very, very similar culture which I certainly have recognized over the last month or so, and even knew it before that because of again just watching how they operate their business, and both companies have very strong teams, so it is almost — it is a great fit. It is something that I think is important. I think it is necessary, and I think really both companies are going to benefit from it, and as well as the employees of both companies, and I think also the vendors who we all do business with are going to benefit, too. I think it is going to be a win-win for everybody.
As far as departures as Genesco, we again, as I said — we have great admiration for Genesco’s management and employees, and we think that they can certainly benefit from being part of a larger, more diversified organization just as we think our people will, too. This transaction is about growth, as I have said and I will continue to say, and we really don’t expect significant changes to the workforce. Certainly there will be some obvious changes with some shared services. We’re not a opposed to taking —
Margaret Mager - Goldman Sachs — Analyst
I meant the key members of operating at Genesco and the change of control, usually, all equity vests immediately and people have an incentive to retire or leave. I am wondering if you made any provision on contracts with key operating employees specifically at Journeys. That’s what I am thinking of at the moment.
Alan Cohen - The Finish Line — Chairman, CEO
Okay. At this point in time there are no contracts, but we have had a lot of discussion and I am going to let Hal speak for himself.
Hal Pennington - Genesco — Chairman, CEO
Margaret, on that, Alan and his group have made it very clear to us, and we in turn to our operating people that the reason that Finish Line has been interested in our company is because of the management team itself. That is where the value lies, Alan, and this team has made that very clear, the respect that’s there, so I think our people realize and understand that they are the key value to this transaction, and I would not go further than that with commenting on what arrangements there might be there.
Margaret Mager - Goldman Sachs — Analyst
Okay. And then if you could be more specific on purchasing synergies because product lines seem very different to me, and marketing and advertising synergies given the multitude of banners. How do you achieve synergies in those two areas?
Alan Cohen - The Finish Line — Chairman, CEO
Well, I think first of all we’re dealing with a number of 15 to $20 million on a $2.8 billion revenue company, so I don’t think we’ve put in what would be considered aggressive synergy numbers. Specifically with regard to purchasing, certainly there will be

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FINAL TRANSCRIPT
Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
synergies because of the scale, the increase in scale, there is no question about that, and also there will be synergies just by best practices. I talked a little bit about it. There is more expertise and certainly more on trend at places like Hat World than we are at Finish Line as far as headwear is concerned and you can go through the different banners and see where the expertise is, and in fact how that might relate to a banner that is in the other company.
With regard to marketing and advertising, again I think it is primarily scale. You’re absolutely right. There is a lot of different banners, and they’re all going to have their own programs, but there is a synergy element with regard to the scale that will now be achieved.
Margaret Mager - Goldman Sachs — Analyst
Okay. Well, I wish you both the best of luck going forward. Okay? Take care.
Alan Cohen - The Finish Line — Chairman, CEO
Thank you, Margaret.
Operator
Thank you. Your next question is coming from Robert Samuels with JPMorgan.
Robert Samuels - JPMorgan — Analyst
Hi. Good morning. Just a quick question. Should we begin to see the Finish Line stores begin to SKU back more towards athletic once this transaction has been completed?
Alan Cohen - The Finish Line — Chairman, CEO
Well, I wouldn’t say absolutely yes to that. I think as I alluded to, that is a thought process. I think what we will be able to do in the Finish Line is we can really drill in and focus much more sharply on what we know our primary purpose is and our primary mission, and that is performance athletic, but again, keep in mind that gets to be somewhat of a nebulous or cloudy term which we talk about performance athletic because we know in the Finish Line, all the performance footwear we might sell, whether it is basketball or running, you know, 70, 80% of it might not ever be used for that particular purpose, so we talk in terms of performance athletic, but that doesn’t necessarily just mean shoes that someone is going to go out and participate in a sport in. We have to be careful and cognizant of that.
Robert Samuels - JPMorgan — Analyst
Great. Just one other thing I know you have touched on it before, but can you comment on your strategy on the urban space? I know it has been a tough space as of late. Does it make sense to have both Man Alive and Underground Station?
Alan Cohen - The Finish Line — Chairman, CEO
Yes, it does. I talked about it or — there is some softness or trend, somewhat of a soft trend that is going on in those markets. It is certainly well beyond just Underground Station and Man Alive. I think it is every where, just about in all the different banners that are dealing with this particular consumer. We think that both companies have good, strong management teams. We

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Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
definitely know there is a customer there. The problem right now is figuring out exactly where is that customer going. This is a very fast customer.
You do have to try to stay ahead of that customer, so I think it is more of trying to determine where do we need to be, and both companies are focusing on that, but we feel that both concepts are certainly important, and both concepts are things that we would want to continue. I do think it is important, because again when I start talking about revenue synergies, it doesn’t take a lot of imagination to figure out that Man Alive, which is 90% apparel and accessories, and Underground Station, which is probably 90% footwear, that there can certainly be some good things that can happen between those organizations that can make both stores better.
Robert Samuels - JPMorgan — Analyst
Great. Lastly, the store closings still as planned as Underground Station?
Hal Pennington - Genesco — Chairman, CEO
Yes. I was about to say, we had previously announced up to 49 stores to be closed in Underground Station, and I think another eight perhaps in Hat World over the next eighteen-month period. That plan is still in place. We will continue to work with that plan.
Robert Samuels - JPMorgan — Analyst
Thanks.
Operator
Thank you. Your next question is coming from Jeff Van Sinderen with B. Riley.
Jeff Van Sinderen - B. Riley — Analyst
Good morning. Can you remind us what multiple of EBITDA Finish Line is paying for Genesco at this price level?
Kevin Wampler - The Finish Line — CFO
Jeff, I believe it is 9.7.
Jeff Van Sinderen - B. Riley — Analyst
9.7. Okay. Maybe you can talk a little bit — I know you covered some of these things. Maybe you can talk a little bit more about some of the scale purchasing benefits of the combined company? I am still not clear on how that is manifest, and also any change to the product or brand assortment if at all at the various retail concepts where maybe there is some overlap? It seems like Finish Line is getting more into lifestyle product which to me seems like it is more along the lines of Journeys although I know they’re still very different. Anything you can give us there would be helpful.

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FINAL TRANSCRIPT
Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
Alan Cohen - The Finish Line — Chairman, CEO
On the purchasing end, the synergy, again, I don’t think we’re talking about a big, big number here. That’s not the impression we’re trying to give, but we know there is benefits there. There is benefits simply because of scale, and there is going to be benefits because of of efficiency, in other words, best practices are buying better because of experience and knowledge and expertise. As far as an overlap, or combining an overlap that might exist with regard to product, I think a good example might be when we look at Journeys and it has been said that up to 50% or so of their product is considered to be athletic by their definitions, and that’s maybe a number that’s been out there publicly, and that’s fine, but if you go in there and look at their athletic, it is very, very different than the athletic that we’re carrying in The Finish Line. It is different brands.
It is really I think probably a pretty good portion of it if not the majority of it is what we might consider to be skate product, which again is talked in terms of being athletic by Journeys, but certainly to us that might fall in a different category, and those aren’t brands that we necessarily are dealing with today. Now, are there potential benefits there? Very, very possibly, but what’s going to be most important is we don’t want in any of these different banners, we don’t want to improve or enhance the product offerings with different vendors or more product from different vendors or more product from the different vendors at the expense of the other company. That’s something we’re going to have to be very careful about, and we’ll be very cognizant about. I do think that there are certainly possibilities for revenue enhancements with that line of thinking.
Jeff Van Sinderen - B. Riley — Analyst
Okay. Along those lines, I know you mentioned potentially bringing hats into Finish Line. Maybe you can give us a sense of how much overlap there is in terms of the mall footprint between the Hat World concepts — units and the Finish Line units?
Alan Cohen - The Finish Line — Chairman, CEO
Well, overlap, I overlap, I venture to say it is probably close to 90 to 100%. Everywhere there is a Finish Line store, there is going to be one of the Hat World banners. I feel pretty confident about that. Keep in mind Finish Line is already in the headwear business. We’re in that business. It is a very small percentage of our total sales, and we really haven’t been very good at it or very efficient I should say. I am not looking to necessarily grow that business dramatically. I would just like to become more efficient and better and maybe end up with better margins and better productivity out of that department, and I feel very comfortable and confident that those are the kinds of things that can happen.
Jeff Van Sinderen - B. Riley — Analyst
Okay. And you would probably keep different product and different hat product let’s say in the Finish Line stores versus what you have in the Hat World stores?
Alan Cohen - The Finish Line — Chairman, CEO
I think a lot of it would be different, but there would be some overlap. Keep in mind, we’re talking about malls where there is tens of thousands of people walking through the mall, and we know that a person can come into the mall and may never get down to the other side of the mall, so there is really not necessarily a big, big problem with some overlap. That doesn’t necessarily mean you’re going to cannibalize the other concept.
Jeff Van Sinderen - B. Riley — Analyst
Right. Thanks very much.

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FINAL TRANSCRIPT
Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
Alan Cohen - The Finish Line — Chairman, CEO
Thank you.
Operator
Thank you. Your next question is coming from Bernard Sosnick with Oppenheimer.
Bernard Sosnick - Oppenheimer — Analyst
Congratulations on a terrific strategic fit. Alan, is that really you, the guy who has been so conservative with the balance sheet?
Alan Cohen - The Finish Line — Chairman, CEO
Bernie, you have known me way, way too long.
Bernard Sosnick - Oppenheimer — Analyst
Let me understand a little bit about the forecast of being accretive. It would seem to me that Genesco’s earnings pre-tax pretty much would take care of the servicing the debt, and then there would be certain amount of benefit remaining for Finish Line shares. Is that a reasonable approach?
Alan Cohen - The Finish Line — Chairman, CEO
Bernie, I think as we stated in the release, it is accretive to net income in the first full fiscal year of operations. That’s prior to consideration of the amortization related to the intangible assets that will result from the transaction. Obviously we’ve got a lot of work ahead of us in regards to the purchase price allocation that will have an effect at the end of the day, but obviously we have to take that — the amortization into consideration as well.
Bernard Sosnick - Oppenheimer — Analyst
So then the amended thought might be that EPS would be lower than otherwise than suggested in the release?
Kevin Wampler - The Finish Line — CFO
As we said, net income prior to the amortization will be accretive, but I guess if you want to look at it on a noncash basis, yes, it would be, it would be dilutive.
Bernard Sosnick - Oppenheimer — Analyst
Okay. With regard to the balance sheet as it would stand, would there be any consideration to adding an equity portion to relieve some of the debt?

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FINAL TRANSCRIPT
Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
Alan Cohen - The Finish Line — Chairman, CEO
Bernie, again, we feel very comfortable with the financing package. We feel very comfortable with the debt to EBITDA ratio with the cash flow, and to be able to fully fund our growth initiatives and also at the same time to be able to reduce debt. These are — this is a question that you’re asking that we really haven’t had an opportunity to totally and fully think about and talk about and talk to everyone we need to talk to, so it would be premature to try to answer that question yes or no.
Bernard Sosnick - Oppenheimer — Analyst
Okay. I understand that, but knowing your inclinations, you can understand why I ask. Secondly, Finish Line itself has had a history of ups and downs in earnings because you’re in a fashion business, and so, too, Genesco. So given that, could you just explain a little bit your comfort level with regard to the balance sheet and your ability to handle everything well? I say that only because in the past you’ve driven for cash rather than debt under similar circumstances.
Alan Cohen - The Finish Line — Chairman, CEO
Well, obviously that’s changed. This transaction really does provide us diversity with what we’ll stand for as far as our different banners are concerned, and we think that it will help us smooth out some of the trends that you’re talking about and that really truly do exist. We really feel, feel, again, that there are very strong management teams in place. I think the best in the industries in both companies, and we will make these different divisions and different banners operate at very high levels as far as their performance is concerned.
Certainly there is going to be trends, ups and downs as far as the fashion end of all of these businesses, and you’re absolutely right, and fashion plays an important part in just about all of the different banners we’re talking about, but this is what we’re trying to do is create a situation where we have some diversity and we have ability to act and react. I mean, if in fact a particular banner is really running strong, trends are running good, or we think the trends are going to get strong, well, that certainly a banner we want to put more capital into and build stores and maybe grow faster. If a banner is in a soft period, because of trends, well, then, we have the ability to slow down the growth of that particular banner without necessarily slowing down the growth of the entire company. I do think this is part of what we’re striving for, and I think we can accomplish it.
Hal Pennington - Genesco — Chairman, CEO
I think one thing I might add about the comment on fashion, I think particularly with the Genesco divisions that we’ve often said, we are really not fashion leaders in our groups, but our strength really lies around the identification of trends and moving to those trends. The strength lies in being able to identify and move to the trend faster than anyone else in the industry. So it mitigates to an extent the threat of fashion. It let’s us capitalize on trends, and I think with the different focuses we have on the lifestyles of each of banners, that as Alan has pointed out will be one of the great advantages is the skill set of the merchants that exist in both companies.
Bernard Sosnick - Oppenheimer — Analyst
Is sounds like a great combination, and I wish you the best of luck.
Alan Cohen - The Finish Line — Chairman, CEO
Thank you, Bernie. Operator, we have time for one more question.

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FINAL TRANSCRIPT
Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
Operator
Thank you. Your next question is coming from John Zolidis with Buckingham Research.
John Zolidis - Buckingham Research — Analyst
Good morning.
Alan Cohen - The Finish Line — Chairman, CEO
Good morning.
John Zolidis - Buckingham Research — Analyst
Most of my questions have been answered, but maybe I can just follow up and thanks for taking my question. With regard to incentive eyeing key members of Genesco management, I was just curious why you didn’t want to make that a provision of going forward with the acquisition, i.e. now you seem to be in a much less advantageous negotiating position with those individuals, and then second topic, can you just talk about the business trends at Finish Line? Obviously same-store sales have been difficult for a period of time. Do you need trends to reverse in order to generate the cash flow and EBITDA required to pay off the — or service the debt once the transaction has been completed? Thank you.
Alan Cohen - The Finish Line — Chairman, CEO
Well, your first question, we have great respect for Genesco’s management as I talked about, and we are going to do everything we can to keep as many if not all of the key people in the Company. We intend to have them be a part of the team. I don’t want to talk too much about the negotiations that have taken place. I don’t think it would be appropriate at this time. We’ve been very cognizant of the importance, and I don’t think there is any secret I have been talking about it, how important it is that the management team from Genesco be around and stay in place and play a very, very important part in the new entity as we go forward, and we’re going to do everything we can to make certain that that happens, and I will say that there have been preliminary discussions and all preliminary discussions make me feel comfortable that in fact we’re on the same page in this regard. With regard to business trends at Finish Line, no secret. We’ve been talking about it now for a year or so. It is a situation where performance athletic and especially some of the classics business in performance athletic has softened up, and the consumers are going to different places looking for different types of products, different kinds of products and even sometimes different brands, and we recognize this. I think that we can get better at the Finish Line.
I think what Hal said is really very, very, very important because I think it relates to our business, too. We don’t necessarily set trends, but we have to recognize trends quickly, and that’s important in the Finish Line, and we know we have to do a better job of that, and we’re working on that because I think that in and of itself can affect our business tremendously. I don’t think we don’t need to see a reversal of the performance of Finish Line to continue to have comfort on how we go forward as far as this transaction or our projections and pro formas and so on and so forth. We certainly would like to see the business stabilize and get better, and I feel confident that we will make those kinds of changes and corrections and get the Finish Line business back on track and performing the way we want to see it perform.
John Zolidis - Buckingham Research — Analyst
Great. Thank you very much and good luck.

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FINAL TRANSCRIPT
Jun. 18. 2007 / 10:00AM, GCO — Finish Line to Acquire Genesco Creating Leading $2.8 Billion Retailer
Alan Cohen - The Finish Line — Chairman, CEO
All right. Let me in closing just simply thank all of you forgiving us your time and attention this morning. I think I can certainly speak for myself and Hal and his organization and everyone at the Finish Line. We are excited about this combination. We think it is a great combination. We think we’re complementary organizations. We think the cultures fit very well, and we’re really looking forward to getting this transaction closed and getting onto the new company and even a better company for both of us. Thank you very much.
Operator
Thank you. This concludes today’s Finish Line conference call. You may now disconnect your lines and have a pleasant day.
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